UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Regis Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On the evening of October 4, 2011, Regis Corporation distributed the following information to its employees:

Employee Letter from Randy Pearce

October 4, 2011

Dear Associates,

I want to let you know how honored I am to have been named the next Chief Executive Officer of Regis, effective February 2012.  This is an important next step in a thoughtful and planned CEO succession process begun over three years ago.  I believe strongly in this company’s employees, our mission and the core strategy you help to execute every day.  I am excited to have the opportunity to execute on the changes being made at the Company and lead Regis into the future.

Paul Finkelstein has done a terrific job of making Regis the financially sound and successful market leader we are today.  I am pleased to be working from the strong base he has established.  I plan to uphold Paul’s strong sense of obligation to all of our stakeholders, including our shareholders, the community, customers and especially you, our valued employees.

As you may know, I have worked at Regis for the past 26 years and am proud to have had a part in helping the Company grow as the global leader in the hair care industry.  As your new CEO beginning in February, I will continue to focus on sharpening Regis’ vision and our mission of providing our customers with the service they expect from our enthusiastic and effective stylists across all of the Regis brands.

Our Company is one with great accomplishments behind it, but also tremendous opportunities ahead.  I look forward to working energetically with all of you as we build the next phase of Regis’ growth.

I also wanted to provide you with a brief update regarding our discussions with Starboard, the activist shareholder I wrote to you about in September.  Over the past two months, we have worked hard to reach a settlement with Starboard that was in the best interests of our Company, employees and shareholders.  Despite all of our good efforts, Starboard has pressed ahead with its proxy contest.  As part of the proxy process, our company filed a definitive proxy statement with the Securities and Exchange Commission yesterday in preparation for our upcoming Annual Meeting of Shareholders, scheduled for October 27, 2011.  A proxy statement contains information about the Company’s Annual Meeting of Shareholders and is made available to our shareholders each year by mail and by filing with the SEC.  To help you understand what will happen between now and the Annual Meeting, we are attaching a set of Questions & Answers for your reference.

While some of this news and chatter can be distracting, rest assured, it is business as usual at Regis.  Together, we remain focused on serving our customers and improving and strengthening our business as the global hair care leader.

In closing, let me say thank you for your hard work and commitment.  This is an exciting time for Regis, and I’m looking forward to the great things that we will accomplish together.

Kindest regards,

Randy L. Pearce

President

RGS Definitive Proxy Q&A

1.              What did Regis file today?

•                  Regis filed its definitive proxy statement with the SEC yesterday.

•                  In it, the Company recommends that Regis shareholders support the Regis Board’s nominees at the annual meeting, which is scheduled for October 27, 2011.

2.              What is a definitive proxy statement?

•                  A proxy statement contains information about the Company’s Annual Meeting of Shareholders and is made available to our shareholders each year by mail and internet and by filing with the SEC.

3.              Who is Starboard and what are they doing?

•                  As we communicated in September, Starboard Value and Opportunity Master Fund (“Starboard”), one of the Company’s shareholders, has publicly commented about our business strategy and nominated three directors to serve on Regis’ Board of Directors.

•                  You will find an outline of the Company’s discussions with Starboard to date in the background section of the definitive proxy statement.

4.              What is a proxy contest?

•                  A proxy contest is a contest between a company and one or more of its shareholders to win shareholder votes, either in relation to an election of the company’s directors or a proposal put before the shareholders.

•                  The vote is typically held at the Annual Meeting of the company’s shareholders.

•                  Each side uses a different-colored proxy card, which is mailed to shareholders in advance of the Annual Meeting.  Your company is using a GOLD proxy card.

•                  Shareholders may vote either in person or by proxy.

5.              How is a proxy contest conducted?

•                  Opposing parties use proxy materials, including a proxy statement, letters and press releases, to communicate with shareholders and seek to obtain their votes for director nominees or for a particular action.  These materials contain information about the nominees and / or proposals and instructions on how to vote. Proxy materials must be filed with the SEC.

•                  Only the latest-dated proxy that a shareholder submits by proxy card, phone or internet voting, or a vote cast by the record holder at the meeting, will count as a valid vote.

•                  Both parties will submit the proxy cards and votes they have received throughout the process to an independent inspector of elections, who will be responsible for certifying the vote.

•                  While there may be a preliminary indication of the outcome of the vote on the day of the meeting, it generally takes some time thereafter for the outcome of a proxy contest to be certified by the independent inspector of elections.

•                  Regis will make the results of the election publicly available through a filing with the SEC.

6.              What will happen between now and the Annual Meeting?

•                  Regis plans to continue to engage constructively with our shareholders.

•                  Both Regis and Starboard will mail definitive proxy statements and proxy cards to Regis shareholders.  Leading up to the Company’s Annual Meeting, Regis and Starboard will also send letters and other communications materials to shareholders to share their arguments regarding the Annual Meeting proposals.

•                  Regis shareholders will be able to send in proxy cards or vote by phone or internet and are also able to vote at the meeting itself.

7.              How long will the proxy contest last?

•                  A proxy contest may last until both parties reach an agreement or until the date of the company’s Annual Meeting of Shareholders, which is scheduled for October 27, 2011.

8.              What will happen at the Annual Meeting?

•                  Shareholders of record will be able to vote at the Annual Meeting.

•                  If the proxy contest is still ongoing, both the Company and Starboard will submit all of the proxy cards and votes they have received from shareholders to an independent inspector of elections, who will be responsible for certifying the vote.

•                  While there may be a preliminary indication of the outcome of the vote on the day of the meeting, it generally takes some time thereafter for the vote to be certified by the independent inspector.

9.              What will happen to the stock I hold?

•                  The outcome of the Annual Meeting will have no impact on the number of shares you own.

10.       What should we tell customers if they inquire about this situation?

•                  You should reinforce our value proposition and why we are in a position to serve our customers better than any of our competitors — assure customers that it is business as usual, which it is.

•                  This proxy contest should have no effect on our top priority, which is to provide excellent service and a superior salon experience to our customers.

•                  We are counting on each of you to remain focused on serving our customers and advancing our business goals, just like you always have.